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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


American Artists Entertainment Corporation
Atlanta, Georgia


We hereby consent to the incorporation by reference of our report dated March 2, 1999 relating to the consolidated financial statements of American Artists Entertainment Corporation (formerly American Artists Film Corporation) included in the Company's Annual Report on Form 10-KSB as of and for each of the years ended July 31, 1998 and 1997 in the Registration Statement on Form S-8 pertaining to the American Artists Film Corporation 1996 Stock Option Plan, as Amended.


                                            BDO Seidman, LLP

Atlanta, Georgia
March 9, 1999